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                                                                    EXHIBIT 13.1

[LOGO]

                                      NEWS
                                    RELEASE


                              FIRST QUARTER REPORT
                                      2000

TO THE SHAREHOLDERS:



Thomaston Mills made significant progress in operations for the quarter ended October 2, 1999 when compared to the year before. Sales from continuing operations for the quarter were $40,724,000, and the Company had a net loss of $1,590,000 compared to a net loss of $3,992,000 for the prior year's quarter.

The Company is now completely out of the denim and sales yarn businesses, and practically all inventory from these businesses has been sold. Capacity utilization has improved in the piece dyed apparel area and the consumer products area. Product development has been intensified throughout the Company with emphasis on new value-added piece dyed apparel fabrics and home textile designs. Manufacturing efficiencies are improving, and our new systems for scheduling and customer service are beginning to pay off.

Long term debt is down compared to the year before, and inventories have been reduced. Inventories are expected to rise some in the current quarter in preparation for heavier consumer products shipments in the quarter starting in January.

We still have a long way to go, but the trends are now in the right direction. As we said at our shareholders' meeting earlier this month, we have reorganized, refocused and refinanced, and we're coming back.



Sincerely,

/s/ Neil H. Hightower
---------------------
Neil H. Hightower
President and CEO


October 25, 1999


                             THOMASTON MILLS, INC.
                              Post Office Box 311
                         THOMASTON, GEORGIA 30286-0004

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                             THOMASTON MILLS, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              13 WEEKS ENDED    14 WEEKS ENDED
                                                              OCTOBER 2, 1999   OCTOBER 3, 1998
                                                              ---------------   ---------------
Net sales...................................................    $   40,724            43,070
Cost of sales...............................................        36,231            41,697
                                                                ----------        ----------
                                                                     4,493             1,373
Selling, general and administrative expenses................         4,057             4,476
                                                                ----------        ----------
                                                                       436            (3,103)
Interest expense............................................         2,068             1,585
Amortization of credit agreement fees.......................            74                 0
Other income (expense) - net................................           116               144
                                                                ----------        ----------
Loss from continuing operations before income tax benefit...        (1,590)           (4,544)
Benefit for income taxes....................................             0            (2,447)
                                                                ----------        ----------
Loss from continuing operations.............................        (1,590)           (2,097)
Loss from discontinued operations...........................             0            (1,895)
                                                                ----------        ----------
Net loss....................................................    $   (1,590)       $   (3,992)
                                                                ==========        ==========
Weighted average number of shares...........................     6,540,046         6,540,046
Basic and diluted loss per share:
  Continuing operations.....................................    $    (0.24)       $    (0.32)
  Discontinued operations...................................         (0.00)            (0.29)
                                                                ----------        ----------
Net loss per share..........................................    $    (0.24)       $    (0.61)
                                                                ----------        ----------
Dividends paid per share....................................    $   0.0000        $   0.0375
                                                                ==========        ==========

                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                              OCTOBER 2, 1999   OCTOBER 3, 1998
                                                              ---------------   ---------------
ASSETS
Current Assets
  Cash and cash equivalents.................................     $   2,715               532
  Accounts receivable less allowance of $812 in 1999 and
    $871 in 1998............................................        29,179            39,541
  Inventories...............................................        34,837            53,034
  Other current assets......................................         2,133            12,918
                                                                 ---------         ---------
           Total Current Assets.............................        68,864           106,025

Property, Plant and Equipment...............................       166,898           252,011
  Less allowance for depreciation...........................      (116,959)          172,240)
                                                                 ---------         ---------
                                                                    49,939            79,771
Assets held for sale........................................        10,410                 0
Deferred income taxes.......................................         3,116                 0
Other Assets................................................         6,345             4,680
                                                                 ---------         ---------
                                                                 $ 138,674         $ 190,476
                                                                 =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable..........................................     $  12,674         $  15,312
  Accrued liabilities.......................................         8,242             7,765
  Current portion of capital lease obligations..............           398               372
  Current portion of long-term debt.........................         4,000             1,667
  Reserve for discontinued operations.......................           257                 0
                                                                 ---------         ---------
          Total Current Liabilities..........................       25,571            25,116

Obligations under capital leases............................           865             1,270
Long-term debt..............................................        66,178            74,200
Deferred income taxes.......................................             0             4,907
Other liabilities...........................................         1,588             3,005
Shareholders' Equity........................................        44,472            81,978
                                                                 ---------         ---------
                                                                 $ 138,674         $ 190,476
                                                                 =========         =========

     RECLASSIFICATIONS: CERTAIN RECLASSIFICATIONS WERE MADE TO THE 1999 CONSOLIDATED FINANCIAL STATEMENTS IN ORDER TO CONFORM TO THE 2000 PRESENTATION. FORWARD-LOOKING STATEMENTS: CERTAIN OF THE ABOVE STATEMENTS CONTAINED HEREIN CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, BUSINESS CONDITIONS, VOLATILITY OF COMMODITIES MARKETS, ABILITY TO CONTROL OPERATING COSTS, DEVELOPING SUCCESSFUL NEW PRODUCTS AND MAINTAINING EFFECTIVE PRICING AND PROMOTION OF ITS PRODUCTS.